In celebration of the U.S. 250th anniversary, Joby’s Electric Skies Tour has brought its air taxi to communities across the country. Location: Oshkosh, Wisconsin (Credit: Joby Aviation)

Joby Reports Second Quarter 2026 Financial Results

●Company Raises 2026 Revenue Guidance

SANTA CRUZ, Calif.—August 5, 2026—Joby Aviation, Inc. (NYSE:JOBY), a company developing electric air taxis for commercial passenger service, today issued its Second Quarter 2026 Shareholder Letter (https://cdn.sanity.io/files/h5mp19kq/production/4cafb202ad9d8674c3be3448fc2cd5a8ca14e21c.pdf) detailing the company’s operational and financial results for the quarter ending June 30, 2026. The company will host a live audio webcast of its conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) today.

Highlights include:

●First eIPP flights are expected in September in Texas, targeting first passengers in 2026.
●Strongest quarterly progress yet in fifth and final stage of FAA Type Certification.
●Five aircraft flying and 12 more in production, as the manufacturing ramp continues.
●Joint venture with Toyota lays groundwork for strategic manufacturing alliance and high-volume production.
●Strong Blade performance, generating $36.2 million in Q2 revenue, contributing to increased full year 2026 total revenue outlook between $115 million and $125 million.

●Strategic partnership with Atoms, the Industrial AI and infrastructure company founded by Travis Kalanick, to develop multimodal transportation hubs across U.S. launch markets.
●$2.3B in cash and short-term investments as of June 30, 2026.

Commenting on Joby’s second quarter results, JoeBen Bevirt, founder and CEO, said: “With meaningful progress on certification, partnerships, infrastructure and commercial readiness, we are unlocking the third dimension of mobility and turning electric vertical flight from an extraordinary technology into an everyday reality, giving people their time back and fundamentally changing the way we move.”

Outlook
Joby’s current outlook incorporates continued investment in certification of its eVTOL aircraft, expansion of manufacturing scale, and advancing commercialization efforts including participation in the White House-backed eIPP program. The company increased its full year 2026 total revenue outlook to a range of $115 million to $125 million. For the second half of 2026, Joby anticipates use of cash, cash equivalents and short-term investments to be between $385 million and $415 million.

Second Quarter 2026 Financial Results Webcast Details:
What: Joby Aviation Second Quarter 2026 Financial Results Webcast
When: Wednesday, August 5, 2026
Time: 2:00 p.m. PT (5:00 p.m. ET)
Webcast: Upcoming Events (https://ir.jobyaviation.com/news-events/ir-calendar) section of the company website (http://www.jobyaviation.com).

If unable to attend the webcast, to listen by phone, please dial 1-877-407-9719 or 1-201-378-4906. A replay of the webcast will be available on the company website following the event.

About Joby
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing air taxi. Joby intends to both operate its fast, quiet, and convenient air taxi service in cities around the world and sell its aircraft to other operators and partners. To learn more, visit www.jobyaviation.com.

Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft and the growth of our manufacturing capabilities, including plans to deliver two additional aircraft in 2026; our regulatory outlook, progress and timing, including our target of carrying our first passengers in 2026; our business plan, objectives, goals, market opportunity and expected demand for our aircraft and services; plans for, and potential benefits of, our strategic partnerships, including our partnership with Atoms to develop air taxi hubs; expected opportunities under the eIPP, including locations and timing of eIPP flights; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations, including our use of cash and revenue guidance for 2026. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our air taxi service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project; the need to negotiate additional definitive agreements and secure permits and other required approvals to achieve the full expected value of our partnerships; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; uncertainty around timing of proposed enhancements to the air traffic control system; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2026, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Media:
Christine Theodorou
press@jobyaviation.com

Investors:
investors@jobyaviation.com